Exhibit 99.1

WVT Communications Group Announces Brian H. Callahan as CFO

On August 3, 2012, Warwick Valley Telephone Company (NASDAQ: WWVY) (the “Company”), referred to as WVT Communications Group, the parent company of leading cloud communications pioneers, has announced the resignation of Mr. Ralph Martucci from his position as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Brian H. Callahan has been selected as Mr. Martucci’s successor. Mr. Callahan will be responsible for overall management of the Company’s financial team, play a lead role in the development of the Company’s financial strategy, become a key participant in investor relations and will contribute to the Company’s business development activities and major strategic projects. His appointment is effective August 3, 2012.

“Brian is a seasoned executive with extensive finance, operations and business development experience and will be an excellent addition to our Executive Leadership Team,” said Duane Albro, Chief Executive Officer. “We are committed to expanding our world class team to accelerate our growth strategy; David's background and experience will be invaluable in that process.”

“I am extremely excited to become a member of such a dynamic senior leadership team and to join WVT Communications Group at a time of significant evolution through its expansion into Unified Communication services,” said Callahan.  “As CFO, I plan to leverage the Company’s recent accomplishments to improve financial performance and facilitate future growth initiatives.”

Mr. Callahan joined the Company from Expert Global Solutions, Inc., a leading global provider of business process outsourcing services where, since April of 1998, he served in positions of increasing responsibilities including Director of Financial Reporting and Vice President, Financial Reporting, leading up to Senior Vice President of Finance and Treasury. Before joining Expert Global Solutions, Inc. he worked for four years as a Senior Associate at PricewaterhouseCooper, LLP.

Mr. Callahan holds a Bachelor of Science in Accounting from Drexel University. Mr. Callahan is a member of The Association for Corporate Growth (“ACG”) an organization focused on mergers and acquisitions and corporate growth. ACG provides its members with the research, tools and networking opportunities to grow their businesses and themselves professionally.

WVT Communications Group is a world technology leader in providing cloud-based Unified Communications (UC) solutions for small, medium and enterprise businesses. Founded in 1902, the Company has continued to adapt and remain on the forefront of technology, chiseling its position among the most stable and respected communications vendors on the globe. Moving forward, it is forging the new model that communications providers, large and small, are striving to emulate. WVT Communications Group is merging new innovations, such as those from Alteva and USA Datanet, with proven technology from industry leaders like Microsoft, Cisco, BroadSoft, Panasonic, and Polycom to build the ideal hosting architecture for communications.

Through its USA Datanet (targeting businesses under 35 employees), Alteva (targeting businesses over 35 employees and those with branch offices), and Warwick Valley Telephone (a highly-respected traditional telecom provider turned premier regional broadband company) businesses, WVT Communications Group is enabling businesses of any size to communicate more efficiently with hassle-free communications tools. By overlaying a UC division on its stabile, regional broadband company, WVT Communications Group has positioned itself in front of its peer legacy telecom companies and created an evolutionary change in its strategy. With this, the Company may offer its residential customers a similar suite of UC applications and services for use in a home environment that its business customers can enjoy. Visit www.wvtcg.com or call 855-U-GO-CLOUD to learn more.

Investor contact:

Jordan Darrow

Darrow Associates, Inc.

631-367-1866

jdarrow@darrowir.com

PR Contact:

Melissa Lande

Lande PR

212-706-9003

mlande@landepr.com